Exhibit 10.1

Yahoo! Inc.

701 First Avenue

Sunnyvale, CA 94089

April 26, 2016

Starboard Value LP

777 Third Avenue, 18th Floor

New York, NY 10017

Attn: Jeffrey C. Smith

Gentlemen:

This letter (this “Agreement”) constitutes the agreement between Yahoo! Inc. (“Company”), on the one hand, and Starboard Value LP (“Starboard”) and each of the other related Persons (as defined below) set forth on the signature pages to this Agreement (collectively with Starboard, the “Starboard Group”), on the other hand. The Starboard Group and its Affiliates (as defined below) and Associates (as defined below) are collectively referred to as the “Investors.” Company and the Starboard Group are collectively the “Parties.” The Agreement is effective as of the date above (the “Effective Date”).

1. Appointment of New Directors.

(a) Identity. Company agrees that, effective immediately following the execution of this Agreement by Company, Company’s Board of Directors (the “Board”) and all applicable committees of the Board will take all action necessary (including increasing the size of the Board) to appoint (i) Jeffrey C. Smith (the “Starboard Designee”) and (ii) Tor Braham, Eddy W. Hartenstein, and Richard S. Hill (collectively, the “Independent Designees” and together with the Starboard Designee, the “Appointed Directors”) as directors of Company. The Appointed Directors will stand for election at Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) together with Company’s other nominees.

(b) Resignation. If at any time during the Company Restricted Period (as defined below) Starboard’s Ownership (as defined below) does not equal at least 1 percent of Company’s then-outstanding common stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) (such ownership requirement, the “Minimum Ownership Threshold”), then (i) Starboard will promptly disclose this fact to the Board; and (ii) the Starboard Designee agrees, and the Starboard Group will cause the Starboard Designee, to promptly resign from the Board.

2. Replacement Designees.

(a) Replacement of Starboard Designee. If during the Company Restricted Period (i) the Starboard Designee or any Starboard Designee Replacement (as defined below) ceases to be a member of the Board for any reason and (ii) at that time and until a replacement director is added to the Board as provided in this paragraph 2(a) the Starboard Group meets the Minimum Ownership Threshold (and has not previously fallen beneath the Minimum Ownership Threshold), then Starboard will have the right to recommend a replacement director candidate for the Starboard Designee or Starboard Designee Replacement in accordance with this paragraph 2(a) (any such replacement director candidate, a “Starboard Designee Replacement”). Any Starboard Designee Replacement who is an employee of Starboard will be approved and appointed to the Board no later than five business days following the submission of all completed documentation required by paragraph 10 so long as such Starboard Designee Replacement meets the independence requirements with respect to Company of the listing rules of The Nasdaq Stock Market LLC or any successor thereto (“Nasdaq”). The appointment to the Board of any Starboard Designee Replacement candidate who is independent of the Starboard Group (for the avoidance of doubt, any person who is not principally employed by Starboard will be deemed independent of Starboard for the purposes of this Agreement) will be subject to the Nominating and Corporate Governance Committee (the “NCGC”) recommending such Starboard Designee Replacement candidate in accordance with the procedures contemplated by paragraph 2(b). For the avoidance of doubt, if the NCGC does not accept a Starboard Designee Replacement candidate who is independent of the Starboard Group, then Starboard may recommend additional Starboard Designee Replacement candidate(s), who may be an employee of Starboard or independent of Starboard, and whose appointment to the Board will be subject to the procedures of this paragraph 2(a) in the event of an employee of Starboard and the procedures of paragraph 2(b) for any candidate that is independent of Starboard. Any Starboard Designee Replacement designated pursuant to this paragraph 2(a) who is replacing the Starboard Designee prior to the 2016 Annual Meeting will stand for election at the 2016 Annual Meeting together with Company’s other nominees. In connection with his or her appointment to the Board, Starboard will cause any Starboard Designee Replacement designated pursuant to this paragraph 2(a) who is an employee of Starboard to sign an appropriate and customary joinder to this Agreement. Upon a Starboard Designee Replacement’s appointment to the Board, the Board and all applicable committees of the Board will take all action necessary to appoint such Starboard Designee Replacement to any applicable committee of the Board of which the Starboard Designee was a member immediately prior to when such replaced director ceased to be a member of the Board. Until such time as any Starboard Designee Replacement is appointed to any applicable committee, one of the other Appointed Directors (as designated by Starboard) will serve as an interim member of such applicable committee.

(b) Replacement of Independent Designees. If during the Company Restricted Period (i) any Independent Designee or any Independent Designee Replacement (as defined below) ceases to be a member of the Board for any reason and (ii) at that time and until a replacement director is added to the Board as provided in this paragraph 2(b) the Starboard Group meets the Minimum Ownership Threshold (and has not previously fallen beneath the Minimum Ownership Threshold), then Starboard will have the right to recommend a replacement director candidate for such Independent Designee or Independent Designee Replacement in accordance with this paragraph 2(b) (any such replacement director candidate, an “Independent Designee Replacement”). Any Independent Designee Replacement must (A) be reasonably acceptable to the members of the Board in the good faith exercise of their fiduciary duties and discretion (such acceptance not to be unreasonably withheld); (B) be independent of the Starboard Group (for the avoidance of doubt, any person who is not principally employed by Starboard will be deemed independent of Starboard for the purposes of this Agreement) and not be a party to any Unpermitted Compensation Arrangements (as defined below) in connection with their service as a director of Company or SpinCo (as defined below); (C) meet the independence requirements with respect to Company of the listing rules of Nasdaq; and (D) have the relevant financial and business experience to be a director of Company (clauses (C) and (D), the “Director Criteria”). The NCGC will make its good faith determination and recommendation regarding whether such Independent Designee Replacement candidate meets the foregoing criteria within five business days after (1) such Independent Designee Replacement candidate has submitted to Company the full documentation required by paragraph 10; and (2) members of the NCGC have conducted customary interview(s) and background check(s) of such Independent Designee Replacement candidate. Starboard will use its reasonable best efforts to cause such Independent Designee Replacement candidate to be promptly available for purposes of the foregoing and to promptly provide the documentation required by paragraph 10. Company will use its reasonable best efforts to conduct and complete the candidate review contemplated by this paragraph 2 as promptly as practicable after Starboard’s submission of such Independent Designee Replacement candidate, and in any case within 10 business days. If the NCGC does not accept an Independent Designee Replacement candidate, then Starboard may recommend additional Independent Designee Replacement candidate(s) whose appointment to the Board will be subject to the NCGC recommending such Independent Designee Replacement candidate in accordance with the procedures contemplated by this paragraph 2(b). Within five business days of the recommendation of an Independent Designee Replacement candidate by the NCGC, the Board will vote on the appointment of such Independent Designee Replacement candidate to the Board, whose approval will not be unreasonably withheld. If the Board reasonably does not approve such Independent Designee Replacement candidate to the Board, then Company and Starboard will continue to follow the procedures of this paragraph 2(b) until an Independent Designee Replacement is appointed to the Board. Upon an Independent Designee Replacement’s appointment to the Board, the Board and all applicable committees of the Board will take all action necessary to appoint such Independent Designee Replacement to any applicable committee of the Board of which the replaced director was a member immediately prior to when such replaced director ceased to be a member of the Board. Until such time as any Independent Designee Replacement is appointed to any applicable committee, one of the other Appointed Directors (as designated by Starboard) will serve as an interim member of such applicable committee. Any Independent Designee Replacement designated pursuant to this paragraph 2(b) who is replacing an Independent Designee prior to the 2016 Annual Meeting will stand for election at the 2016 Annual Meeting together with Company’s other nominees.

3. Board Committees.

(a) Strategic Review Committee.

(i) Following the execution of this Agreement, the Board and all applicable committees of the Board will take all action necessary to immediately appoint the Starboard Designee to the Strategic Review Committee (the “SRC”). The Board will take no action to remove, or seek to remove, the Starboard Designee or any Starboard Designee Replacement, as applicable, from the SRC during the Company Restricted Period.

(ii) Following the execution of this Agreement, the Board and all applicable committees of the Board will take all action necessary to immediately appoint Thomas J. McInerney chair of the SRC.

(iii) Following the appointment of the Starboard Designee to the SRC and throughout the Company Restricted Period, Maynard G. Webb, Jr. will not serve on the SRC. However, Mr. Webb will be invited to and will be free to attend, and participate in, all SRC meetings.

(iv) The Board and all applicable committees of the Board will cause the SRC to be composed of three directors throughout the Company Restricted Period.

(b) Compensation and Leadership Development Committee. Following the execution of this Agreement, the Board and all applicable committees of the Board will take all action necessary to cause the Compensation and Leadership Development Committee (the “CLDC”) to be composed of (i) three independent members of the Board (who will be chosen by the Board) serving as of immediately prior to the execution of this Agreement; (ii) the Starboard Designee; and (iii) Mr. Hartenstein. Thereafter during the Company Restricted Period, the CLDC will always be composed of five directors, including the Starboard Designee or a Starboard Designee Replacement, as applicable, and an Independent Designee or an Independent Designee Replacement, as applicable.

(c) Other Existing Committees. Following the execution of this Agreement, the Board will adjust the composition of the Audit and Finance Committee and the NCGC (together, the “Other Committees”) and immediately appoint (i) Mr. Braham to serve as a member of the Audit and Finance Committee; and (ii) Mr. Hill to serve as a member of the NCGC. The chairs of the Other Committees will be chosen by the Board from time to time. Thereafter during the Company Restricted Period, the Other Committees will always be composed of three directors, including at least one Appointed Director (or a Starboard Designee Replacement or an Independent Designee Replacement, as applicable).

(d) Future Committees. Subject to Company’s Corporate Governance Guidelines, effective as of as of January 17, 2014, as they may be amended from time to time (the “Guidelines”), the listing rules of Nasdaq and applicable law, the Board and all applicable committees of the Board will take all action necessary to ensure that each committee of the Board formed after the date of this Agreement and during the Company Restricted Period includes at least one Appointed Director (or a Starboard Designee Replacement or an Independent Designee Replacement, as applicable), to be determined in consultation with the Appointed Directors, and at least one director who is not an Appointed Director (and who is not a Starboard Designee Replacement or an Independent Designee Replacement, as applicable). The chair of any such committee will be chosen by the Board from time to time.

(e) Expiration. This paragraph 3 will automatically terminate on the date immediately prior to Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”).

4. Size of the Board; Director Nominees. Company will nominate up to 11 individuals for election at the 2016 Annual Meeting. Such nominees will include the Appointed Directors (or a Starboard Designee Replacement or an Independent Designee Replacement, as applicable, if one is serving in place of any Appointed Director). During the period from the closing of the polls at the 2016 Annual Meeting through the date immediately prior to the 2017 Annual Meeting, the Board will be comprised of no more than 11 directors.

5. 2016 Annual Meeting. Company will hold the 2016 Annual Meeting by no later than June 30, 2016.

6. Stockholder Vote in Specified Circumstances. Company will submit to a stockholder vote any decision recommended by the SRC and approved by the Board to sell all, or substantially all, of the assets of Company’s operating business or any similar transaction (a “Business Sale”), and no Business Sale will occur or be consummated without the approval of a majority of the outstanding shares of common stock of Company.

7. Possible Separation.

(a) Spin-Off Generally. In its sole discretion, in lieu of a Business Sale, the Board may elect to pursue a plan to separate Company into two independent, publicly-traded companies through a spin-off transaction during the Company Restricted Period (the “Separation,” and the effective time of the Separation, the “Separation Effective Time”). The operating company that may be spun-out from Company (as distinct from the investment company that remains behind which may or may not include certain operating asset(s)) is referred to as “SpinCo.” If the Board or the SpinCo Board elects to pursue any additional separations of Company or SpinCo, respectively, during the Company Restricted Period, such separations will also be subject to paragraph 7 and paragraph 8.

(b) SpinCo Governance. If as of the Separation Effective Time the Starboard Group meets the Minimum Ownership Threshold (and has not previously fallen beneath the Minimum Ownership Threshold), then, as of the Separation Effective Time, Company will adopt a governance structure, including Certificate of Incorporation and Bylaws, that is no less favorable to stockholders than the governance structure in effect at Company as of the date of this Agreement, as provided under Company’s current Certificate of Incorporation and Bylaws, including, but not limited to, the following provisions:

(i) SpinCo will be a corporation incorporated under the laws of the State of Delaware;

(ii) SpinCo’s Board of Directors (the “SpinCo Board”) will not be classified and each member of the SpinCo Board will be annually elected for a one-year term;

(iii) if the Separation Effective Time (A) has occurred on or before February 1, 2017, then SpinCo will hold its 2017 Annual Meeting of Stockholders (the “SpinCo 2017 Annual Meeting”) by June 30, 2017; and (B) occurs after February 1, 2017, then SpinCo will hold the SpinCo 2017 Annual Meeting within four months of the date of the Separation Effective

Time and stockholders of SpinCo will be given a minimum of 10 days after public announcement of the date of the SpinCo 2017 Annual Meeting to submit nominations of director candidates for election at the SpinCo 2017 Annual Meeting; and

(iv) during the period beginning as of the Separation Effective Time and continuing until the date prior to the SpinCo 2017 Annual Meeting, the number of directors on the SpinCo Board will not exceed nine.

(c) No Changes to SpinCo Governance. If as of the Separation Effective Time the Starboard Group meets the Minimum Ownership Threshold (and has not previously fallen beneath the Minimum Ownership Threshold), then during the SpinCo Restricted Period (as defined below), the SpinCo Board will take no actions to amend SpinCo’s governance structure, including Certificate of Incorporation and Bylaws, in a way that materially reduces, from a governance (but not compensation) perspective, the rights of SpinCo stockholders, it being understood that this paragraph 7(c) will not apply in connection with any actions taken by the SpinCo Board in relation to SpinCo’s blank check preferred stock in response to (i) the acquisition by a stockholder of more than 15% of the outstanding shares of SpinCo; (ii) a publicly-announced unsolicited acquisition proposal; or (iii) the announcement by any third party of its commencement of, or an intention to commence, any tender or exchange offer that has not been approved by the SpinCo Board.

(d) Joinder. Prior to the Separation Effective Time, Company will cause SpinCo to sign an appropriate and customary joinder to this Agreement.

8. SpinCo Board.

(a) SpinCo Designees. If as of the date 45 days immediately prior to the Separation Effective Time the Starboard Group meets the Minimum Ownership Threshold (and has not previously fallen beneath the Minimum Ownership Threshold), then (i) no less than 30 days immediately prior to the Separation Effective Time, Company will provide a written request to Starboard requesting the name of up to three directors for appointment to the SpinCo Board (no more than one of whom may by a Starboard employee and will be referred to herein as the “SpinCo Starboard Designee” with the non-Starboard appointees to the SpinCo Board being referred to herein as the “SpinCo Independent Designees” and, collectively, the SpinCo Starboard Designee and the SpinCo Independent Designees, the “SpinCo Appointed Directors”); and (ii) no later than 10 days following receipt of such written request, Starboard will notify Company of the names of up to three SpinCo director candidates to be appointed as directors of SpinCo. Any SpinCo Starboard Designee will be approved for appointment to the SpinCo Board within five business days after submitting to Company the documentation required by paragraph 10 so long as such SpinCo Starboard Designee meets the independence requirements with respect to SpinCo of the listing rules of Nasdaq. The SpinCo Independent Designees must (A) satisfy the Director Criteria with respect to SpinCo; (B) be reasonably acceptable to the members of the Board in the good faith exercise of their fiduciary duties and discretion (such acceptance not to be unreasonably withheld); and (C) be independent of the Starboard Group (for the avoidance of doubt, any person who is not principally employed by Starboard will be deemed independent of Starboard for the purposes of this Agreement) and not be a party to any Unpermitted Compensation Arrangements in connection with their service as a director of Company or SpinCo. The NCGC will make its good faith determination and recommendation regarding whether such SpinCo Independent Designee candidate(s) meets the foregoing criteria within five business days after (1) such SpinCo Independent Designee candidate has submitted to Company the documentation required by paragraph 10; and (2) members of the Board have conducted customary interview(s) and background check(s) of such SpinCo Independent Designee candidate. Starboard will use its reasonable best efforts to cause such SpinCo Independent Designee candidate to be promptly available for purposes of the foregoing. If the NCGC does not accept a SpinCo Independent Designee candidate, then Starboard may recommend additional SpinCo Independent Designee candidate(s) whose appointment to the SpinCo Board will be subject to the NCGC recommending such SpinCo Independent Designee candidate in accordance with the procedures contemplated by this paragraph 8(a). Promptly following the recommendation of SpinCo Independent Designee candidate(s) by the NCGC, the Board will vote on the appointment of such SpinCo Independent Designee candidate(s) to the SpinCo Board, with such appointment(s) to be effective as of the Separation Effective Time (but only if, as of the Separation Effective Time, the Starboard Group meets the Minimum Ownership Threshold (and has not previously fallen beneath the Minimum Ownership Threshold)). If the Board reasonably does not approve any SpinCo Independent Designee candidate to the SpinCo Board, then Company and Starboard will continue to follow the procedures of this paragraph 8(a) until two SpinCo Independent Designees are appointed to the SpinCo Board. In any event, the SpinCo Independent Designees will be approved and appointed to the SpinCo Board no later than the Separation Effective Time.

(b) Replacement of SpinCo Starboard Designee. If during the SpinCo Restricted Period (i) the SpinCo Starboard Designee or any SpinCo Starboard Designee Replacement (as defined below) ceases to be a member of the SpinCo Board for any reason and (ii) at that time and until a replacement director is added to the SpinCo Board as provided in this paragraph 8(b) Starboard’s SpinCo Ownership (as defined below) as relates to securities of SpinCo is equal to at least 1 percent of SpinCo’s then-outstanding common stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) (such beneficial ownership requirement, the “SpinCo Minimum Ownership Threshold”), then Starboard will have the right to recommend a replacement director candidate for the SpinCo Starboard Designee or SpinCo Starboard Designee Replacement in accordance with this paragraph 8(b) (any such replacement director candidate, a “SpinCo Starboard Designee Replacement”). Any SpinCo Starboard Designee Replacement who is an employee of Starboard will be approved and appointed to the SpinCo Board no later than five business days following the submission of all completed documentation required by paragraph 10 so long as such SpinCo Starboard Designee Replacement meets the independence requirements with respect to SpinCo of the listing rules of Nasdaq. The appointment to the SpinCo Board of any SpinCo Starboard Designee Replacement candidate who is independent of the Starboard Group (for the avoidance of doubt, any person who is not principally employed by Starboard will be deemed independent of Starboard for the purposes of this Agreement) will be subject to the Nominating and Corporate Governance Committee of SpinCo (the “SpinCo NCGC”) recommending such SpinCo Starboard Designee Replacement candidate in accordance with the procedures contemplated by paragraph 8(c). For the avoidance of doubt, if the SpinCo NCGC does not accept a SpinCo Starboard Designee Replacement candidate who is independent of the Starboard Group, then Starboard may recommend additional SpinCo Starboard Designee Replacement candidate(s), who may be an employee of Starboard or independent of Starboard, and whose appointment to the SpinCo Board will be subject to the procedures of this paragraph 8(b) in the event of an employee of Starboard and the procedures of paragraph 8(c) for any candidate that is independent of Starboard. In connection with his or her appointment to the SpinCo Board, Starboard will cause any SpinCo Starboard Designee Replacement designated pursuant to this paragraph 8(b) who is an employee of Starboard to sign an appropriate and customary joinder to this Agreement. Upon a SpinCo Starboard Designee Replacement’s appointment to the SpinCo Board, the SpinCo Board and all applicable committees of the SpinCo Board will take all action necessary to appoint such SpinCo Starboard Designee Replacement to any applicable committee of the SpinCo Board of which the SpinCo Starboard Designee was a member immediately prior to when such replaced director ceased to be a member of the SpinCo Board. Until such time as any SpinCo Starboard Designee Replacement is appointed to any applicable committee, one of the other SpinCo Independent Designees (as designated by the Starboard) will serve as an interim member of such applicable committee.

(c) Replacement of SpinCo Independent Designees. If during the SpinCo Restricted Period (i) any SpinCo Independent Designee or any SpinCo Independent Designee Replacement (as defined below) ceases to be a member of the SpinCo Board for any reason and (ii) at that time and until a replacement director is added to the SpinCo Board as provided in this paragraph 8(c) the Starboard Group meets the SpinCo Minimum Ownership Threshold (and has not previously fallen beneath the SpinCo Minimum Ownership Threshold), then Starboard will have the right to recommend a replacement director candidate for such SpinCo Independent Designee or SpinCo Independent Designee Replacement in accordance with this paragraph 8(c) (any such replacement director candidate, a “SpinCo Independent Designee Replacement”). Any SpinCo Independent Designee Replacement must (A) satisfy the Director Criteria with respect to SpinCo; (B) be reasonably acceptable to the members of the SpinCo Board in the good faith exercise of their fiduciary duties and discretion (such acceptance not to be unreasonably withheld); and (C) be independent of the Starboard Group (for the avoidance of doubt, any person who is not principally employed by Starboard will be deemed independent of Starboard for the purposes of this Agreement) and not be a party to any Unpermitted Compensation Arrangements in connection with their service as a director of Company or SpinCo. The SpinCo NCGC will make its good faith determination and recommendation regarding whether such SpinCo Independent Designee Replacement candidate meets the foregoing criteria within five business days after (1) such SpinCo Independent Designee Replacement candidate has submitted to SpinCo the full documentation required by paragraph 10; and (2) members of the NCGC have conducted customary interview(s) and background check(s) of such SpinCo Independent Designee Replacement candidate. Starboard will use its reasonable best efforts to cause such SpinCo Independent Designee Replacement candidate to be promptly available for purposes of the foregoing and to promptly provide the documentation required by paragraph 10. SpinCo will use its reasonable best efforts to conduct and complete the candidate review contemplated by this paragraph 8(c) as promptly as practicable after Starboard’s submission of such SpinCo Independent Designee Replacement candidate, and in any case within 10 business days. If the SpinCo NCGC does not accept a SpinCo Independent Designee Replacement candidate, then Starboard may recommend additional SpinCo Independent Designee Replacement candidate(s) whose appointment to the SpinCo Board will be subject to the SpinCo NCGC recommending such SpinCo Independent Designee Replacement candidate in accordance with the procedures contemplated by this paragraph 8(c). Within five business days of the recommendation of a SpinCo Independent Designee Replacement candidate by the SpinCo NCGC, the SpinCo Board will vote on the appointment of such SpinCo Independent Designee Replacement candidate to the SpinCo Board, whose approval will not be unreasonably withheld. If the SpinCo Board reasonably does not approve such SpinCo Independent Designee Replacement candidate to the SpinCo Board, then SpinCo and Starboard will continue to follow the procedures of this paragraph 8(c) until a SpinCo Independent Designee Replacement is appointed to the SpinCo Board. Upon a SpinCo Independent Designee Replacement’s appointment to the SpinCo Board, the SpinCo Board and all applicable committees of the SpinCo Board will take all action necessary to appoint such SpinCo Independent Designee Replacement to any applicable committee of the SpinCo Board of which the replaced director was a member immediately prior to when such replaced director ceased to be a member of the SpinCo Board. Until such time as any SpinCo Independent Designee Replacement is appointed to any applicable committee, one of the other SpinCo Independent Designees or the SpinCo Starboard Designee or a SpinCo Starboard Designee Replacement (as designated by the Starboard) will serve as an interim member of such applicable committee.

(d) SpinCo Committees. SpinCo Board will take all action necessary to ensure that each committee of the SpinCo Board includes at least one SpinCo Appointed Director (or a SpinCo Starboard Designee Replacement or a SpinCo Independent Designee Replacement, as applicable) during the SpinCo Restricted Period, to be determined in consultation with the SpinCo Appointed Directors (or any SpinCo Starboard Designee Replacement or SpinCo Independent Designee Replacement(s), as applicable).

9. Starboard Ownership. As of the date of this Agreement, the Starboard Group has a combined beneficial and economic ownership interest in shares of common stock of Company totaling, in the aggregate, 16,351,960 shares, or approximately 1.7% of the common stock issued and outstanding on the date of this Agreement (“Starboard’s Ownership”). The Starboard Group’s combined beneficial and economic ownership in shares of common stock of SpinCo as of any date during the term of this Agreement is referred to as “Starboard’s SpinCo Ownership”. Prior to the Separation Effective Time, Starboard will immediately advise Company, and after the Separation Effective Time, Starboard will immediately advise Company and SpinCo, if (a) Starboard’s Ownership with respect to the securities of Company is less than the Minimum Ownership Threshold; or (b) Starboard’s SpinCo Ownership with respect to the securities of SpinCo is less than the SpinCo Minimum Ownership Threshold.

10. Director Deliverables. The Appointed Directors have submitted to Company (a) a fully completed, true and accurate copy of Company’s standard director & officer questionnaire and other reasonable and customary director onboarding documentation (including an authorization form to conduct a background check) required by Company in connection with the appointment or election of any new Board members; and (b) the written agreement required pursuant to the Guidelines. Any Starboard Designee Replacement, Independent Designee Replacement, SpinCo Starboard Designee, SpinCo Starboard Designee Replacement, SpinCo Independent Designee or SpinCo Independent Designee Replacement will promptly (but in any event prior to being placed on the Board or the SpinCo Board in accordance with this Agreement) submit to Company or SpinCo, as applicable, (i) a fully completed copy of Company’s or SpinCo’s standard director & officer questionnaire and other reasonable and customary director onboarding documentation required of any directors (including an authorization form to conduct a background check) required by Company or SpinCo, as applicable, in connection with the appointment or election of any new directors; and (ii) the written agreement required pursuant of any directors pursuant to the Guidelines or any similar requirement of SpinCo, as applicable.

11. Compliance with Laws and Company Policies.

(a) Laws and Company Policies. Starboard will cause any Appointed Director, Starboard Designee Replacement, Independent Designee Replacement, SpinCo Appointed Director, SpinCo Starboard Designee Replacement or SpinCo Independent Designee Replacement (each, a “New Director”) to agree in writing, during the term of any service as a director of Company or SpinCo, as applicable, to (i) comply with all laws, policies, procedures, processes, codes, rules, standards and guidelines applicable to members of the Board or the SpinCo Board, as applicable, including, without limitation, Company’s or SpinCo’s code of conduct, insider trading policy, Regulation FD policy, related party transactions policy, conflict of interest policies and corporate governance guidelines, in each case as amended from time to time; and (ii) keep confidential all Company or SpinCo confidential information and not disclose to any third parties discussions or matters considered in meetings of the Board, the SpinCo Board or any committees of the Board or the SpinCo Board, except as otherwise permitted under paragraph 35 with respect to the Starboard Designee.

(b) Continuing Independence. At all times while serving as a member of the Board, each New Director will meet all director independence and other standards of Company or SpinCo, as then applicable, Nasdaq and the Securities and Exchange Commission and then applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder.

12. Voting Commitment.

(a) Company. During the Company Restricted Period, at each annual or special meeting of Company’s stockholders at which a proposal is included relating to the election or removal of directors, the Starboard Group will, and will cause the other Investors to, (i) cause all Voting Securities (as defined below) beneficially owned by them to be present for quorum purposes; and (ii) vote all Voting Securities beneficially owned by them on any such proposals relating to the election or removal of directors in a manner consistent with the recommendation of the Board. Notwithstanding the foregoing or any of the provisions of Section 16 hereof, the Starboard Group and the other Investors will be entitled to (A) vote all Voting Securities beneficially owned by them in their sole discretion with respect to any matters other than the election or removal of directors to be voted on by the stockholders of Company at any such annual or special meeting (“Other Company Voting Matters”); and (B) disclose, publicly or otherwise, how the Starboard Group and the other Investors intend to vote with respect to any securities of Company on Other Company Voting Matters.

(b) SpinCo. During the SpinCo Restricted Period, at each annual or special meeting of Company’s stockholders at which a proposal is included relating to the election or removal of directors, the Starboard Group will, and will cause the other Investors to, (i) cause all Voting Securities beneficially owned by them to be present for quorum purposes; and (ii) vote all Voting Securities beneficially owned by them on any such proposals relating to the election or removal of directors in a manner consistent with the recommendation of the SpinCo Board. Notwithstanding the foregoing or any of the provisions of Section 17 hereof, the Starboard Group and the other Investors will be entitled to (A) vote all Voting Securities beneficially owned by them in their sole discretion with respect to any matters other than the election or removal of directors to be voted on by the stockholders of SpinCo at any such annual or special meeting (“Other SpinCo Voting Matters”); and (B) disclose, publicly or otherwise, how the Starboard Group and the other Investors intend to vote with respect to any securities of Company on Other SpinCo Voting Matters.

13. Director Benefits. The New Directors will be entitled to the same director benefits as all other members of the Board, including, but not limited to, (a) compensation for their service as directors and reimbursement for their expenses on the same basis as all other non-employee directors of Company or SpinCo, as applicable; (b) equity-based compensation grants and other benefits on the same basis as all other non-employee directors of Company or SpinCo, as applicable; and (c) the same rights of indemnification and directors’ and officers’ liability insurance coverage as the other non-employee directors of Company or SpinCo, as applicable, as such rights may exist from time to time.

14. Recusal. The Starboard Group agrees that the Board or any of its committees, in the exercise of its fiduciary duties, may recuse the Starboard Designee from any Board or committee meeting or portion thereof at which the Board or any such committee is evaluating or taking action with respect to (a) the exercise of any of Company’s rights or enforcement of any of the obligations under this Agreement; (b) any action taken in response to actions taken or proposed by any Investor with respect to Company; or (c) any proposed transaction between Company and any Investor.

15. Company Governance. During the Company Restricted Period, the Board will take no actions to amend Company’s governance structure, including Certificate of Incorporation and Bylaws, in a way that materially reduces, from a governance (but not compensation) perspective, the rights of Company stockholders, it being understood that this paragraph 15 will not apply in connection with any actions taken by the Board in relation to Company’s blank check preferred stock in response to (i) the acquisition by a stockholder of more than 15% of the outstanding shares of Company; (ii) a publicly-announced unsolicited acquisition proposal; or (iii) the announcement by any third party of its commencement of, or an intention to commence, any tender or exchange offer that has not been approved by the Board.

16. Standstill With Respect to Company. From the date of this Agreement until 11:59 p.m., Pacific time, on the earlier of (1) the day that is 15 business days prior to the deadline for the submission of director nominations in respect of Company’s 2017 Annual Meeting of Stockholders and (2) 130 days prior to the first anniversary of the 2016 Annual Meeting (such period, the “Company Restricted Period”), the Starboard Group will not, and will cause each of the other Investors and its and their respective Affiliates, Associates principals, directors, general partners, officers, employees, agents and representatives acting on its respective behalf not to, in any way, directly or indirectly (in each case, except as expressly permitted by this Agreement):

(a) engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders), in each case, with respect to securities of Company;

(b) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to securities of Company (other than a “group” that includes all or some of the members of the Starboard Group or the Investors, but does not include any other Persons not identified on the signature pages to this Agreement), it being understood that nothing in this Agreement will limit the ability of an Affiliate of Starboard to join the “group” following the execution of this Agreement so long as any such Affiliate agrees to be bound by the terms and conditions of this Agreement;

(c) deposit any securities of Company in any voting trust or subject any securities of Company to any arrangement or agreement with respect to the voting of any securities of Company, other than any such voting trust, arrangement or agreement solely among the members of the Starboard Group and otherwise in accordance with this Agreement;

(d) seek or encourage any Person to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to Company or seek, encourage or take any other action with respect to the election or removal of any directors, it being understood that nothing in this Agreement will prevent Starboard or any member of the Starboard Group from taking actions in furtherance of identifying director candidates in connection with the 2017 Annual Meeting so long as such actions do not create a public disclosure obligation for Starboard or Company and are undertaken on a basis reasonably designed to be confidential and in accordance in all material respects with Starboard’s normal practices in the circumstances;

(e) (i) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of Company; (ii) make any offer or proposal (with or without conditions) with respect to any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving Starboard and Company; (iii) affirmatively solicit a third party, on an unsolicited basis, to make an offer or proposal (with or without conditions) with respect to any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving Company, or publicly encourage, initiate or support any third party in making such an offer or proposal; (iv) publicly comment on any third party proposal regarding any merger, acquisition, recapitalization, restructuring, disposition, or other business combination with respect to Company by such third party prior to such proposal becoming public; or (v) call or seek to call a special meeting of stockholders of Company;

(f) seek, alone or in concert with others, representation on the Board, except as specifically permitted in paragraph 1 or paragraph 2;

(g) seek to advise, encourage, support or influence any Person with respect to the voting or disposition of any securities of Company at any annual or special meeting of stockholders of Company, except in accordance with paragraph 12(a); or

(h) make any request or submit any proposal to amend the terms of this Agreement other than through non-public communications with Company that would not be reasonably determined to trigger public disclosure obligations for any Party.

Nothing in this paragraph 16 will be deemed to limit the exercise in good faith by the Starboard Designee of his fiduciary duties solely in his capacity as a director of Company and in a manner consistent with his and the Starboard Group’s obligations under this Agreement.

17. Standstill With Respect to SpinCo. From the Separation Effective Time until 11:59 p.m., Pacific time, on the day that is 15 business days prior to the deadline for the submission of director nominations in respect of the SpinCo 2017 Annual Meeting (such period, the “SpinCo Restricted Period”), the Starboard Group will not, and will cause each of the other Investors and its and their respective Affiliates, Associates principals, directors, general partners, officers, employees, agents and representatives acting on its respective behalf not to, in any way, directly or indirectly (in each case, except as expressly permitted by this Agreement):

(a) engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders), in each case, with respect to securities of SpinCo;

(b) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to securities of SpinCo (other than a “group” that includes all or some of the members of the Starboard Group or the Investors, but does not include any other Persons not identified on the signature pages to this Agreement), it being understood that nothing in this Agreement will limit the ability of an Affiliate of Starboard to join the “group” following the execution of this Agreement, so long as any such Affiliate agrees to be bound by the terms and conditions of this Agreement;

(c) deposit any securities of SpinCo in any voting trust or subject any securities of SpinCo to any arrangement or agreement with respect to the voting of any securities of SpinCo, other than any such voting trust, arrangement or agreement solely among the members of the Starboard Group and otherwise in accordance with this Agreement;

(d) seek or encourage any Person to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to SpinCo or seek, encourage or take any other action with respect to the election or removal of any directors, it being understood that nothing in this Agreement will prevent Starboard or any member of the Starboard Group from taking actions in furtherance of identifying director candidates in connection with the 2017 Annual Meeting so long as such actions do not create a public disclosure obligation for Starboard or SpinCo and are undertaken on a basis reasonably designed to be confidential and in accordance in all material respects with Starboard’s normal practices in the circumstances;

(e) (i) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of SpinCo; (ii) make any offer or proposal (with or without conditions) with respect to any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving Starboard and SpinCo; (iii) affirmatively solicit a third party, on an unsolicited basis, to make an offer or proposal (with or without conditions) with respect to any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving SpinCo, or publicly encourage, initiate or support any third party in making such an offer or proposal; (iv) publicly comment on any third party proposal regarding any merger, acquisition, recapitalization, restructuring, disposition, or other business combination with respect to SpinCo by such third party prior to such proposal becoming public; or (v) call or seek to call a special meeting of stockholders of SpinCo;

(f) seek, alone or in concert with others, representation on the Board, except as specifically permitted in paragraph 8;

(g) seek to advise, encourage, support or influence any Person with respect to the voting or disposition of any securities of Company at any annual or special meeting of stockholders of SpinCo, except in accordance with paragraph 12(b); or

(h) make any request or submit any proposal to amend the terms of this Agreement other than through non-public communications with Company that would not be reasonably determined to trigger public disclosure obligations for any Party.

Nothing in this paragraph 17 will be deemed to limit the exercise in good faith by the SpinCo Starboard Designee of his or her fiduciary duties solely in his or her capacity as a director of SpinCo and in a manner consistent with his and the Starboard Group’s obligations under this Agreement.

18. Non-Disparagement.

(a) Non-Disparagement With Respect to Company. Subject to applicable law, each of the Parties covenants and agrees that, during the Company Restricted Period, neither it nor any of its respective agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors will in any way publicly criticize, disparage, call into disrepute or otherwise defame or slander the other Party or such other Party’s subsidiaries, affiliates, successors, assigns, officers (including any current or former officer of a Party or a Party’s subsidiaries), directors (including any current or former director of a Party or a Party’s subsidiaries), employees, stockholders, agents, attorneys or representatives, or any of their businesses, products or services, in any manner that would reasonably be expected to damage the business or reputation of such other Party, their businesses, products or services or their subsidiaries, affiliates, successors, assigns, officers (or former officers), directors (or former directors), employees, stockholders, agents, attorneys or representatives. Notwithstanding the foregoing, any statements made by Starboard regarding Company’s operational or stock price performance or any strategy, plans or proposals of Company, including any proposed sale of all or substantially all of Company’s assets or any spin-off, not supported by the Starboard Designee that do not criticize, disparage, call into disrepute or otherwise defame or slander any of Company’s officers, directors, employees, stockholders, agents, attorneys or representatives (“Company Opposition Statements”) will not be deemed to be a breach of this paragraph 18(a) (subject to, for the avoidance of doubt, any fiduciary duties and obligations of confidentiality that may otherwise apply), except that any Company Opposition Statement will only speak to a matter that has been made public by Company. Company will be permitted to respond with a statement similar in scope to any such Company Opposition Statement.

(b) Non-Disparagement With Respect to SpinCo. Subject to applicable law, each of the Parties covenants and agrees that, during the SpinCo Restricted Period, neither it nor any of its respective agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors will in any way publicly criticize, disparage, call into disrepute or otherwise defame or slander the other Party or such other Party’s subsidiaries, affiliates, successors, assigns, officers (including any current or former officer of a Party or a Party’s subsidiaries), directors (including any current or former director of a Party or a Party’s subsidiaries), employees, stockholders, agents, attorneys or representatives, or any of their businesses, products or services, in any manner that would reasonably be expected to damage the business or reputation of such other Party, their businesses, products or services or their subsidiaries, affiliates, successors, assigns, officers (or former officers), directors (or former directors), employees, stockholders, agents, attorneys or representatives. Notwithstanding the foregoing, any statements made by Starboard regarding SpinCo’s operational or stock price performance or any strategy, plans or proposals of SpinCo, including any proposed sale of all or substantially all of SpinCo’s assets or any spin-off, not supported by the SpinCo Starboard Designee that do not criticize, disparage, call into disrepute or otherwise defame or slander any of SpinCo’s officers, directors, employees, stockholders, agents, attorneys or representatives (“SpinCo Opposition Statements”) will not be deemed to be a breach of this paragraph 18(b) (subject to, for the avoidance of doubt, any fiduciary duties and obligations of confidentiality that may otherwise apply), except that any SpinCo Opposition Statement will only speak to a matter that has been made public by SpinCo. SpinCo will be permitted to respond with a statement similar in scope to any such SpinCo Opposition Statement.

(c) Press Release. On the date of this Agreement, Company and the Starboard Group will announce this Agreement by means of the press release in the form attached as Exhibit A (the “Press Release”). Except as otherwise permitted herein, neither Company nor the Starboard Group will (and the Starboard Group will cause the Investors not to) make any public statements with respect to the matters covered by this Agreement (including, without limitation, in any filing with the SEC, any other regulatory or governmental agency, any stock exchange or in any materials that would reasonably be expected to be filed with the SEC) that are inconsistent with, or otherwise contrary to, the statements in this Agreement or the Press Release. For the avoidance of doubt, the Starboard Group will not issue any press release concerning this Agreement other than the Press Release.

Expense Reimbursement. Within five business days of the date of this Agreement, Company will reimburse the Starboard Group for its reasonable and documented out-of-pocket fees and expenses (including legal expenses) (up to a maximum of $2,000,000) incurred by the Starboard Group in connection with Starboard’s involvement at Company, including, but not limited to, the nomination of directors and the negotiation and execution of this Agreement.

19. Compliance with this Agreement. Starboard will cause the other Investors to comply with the terms of this Agreement and will be responsible for any breach of the terms of this Agreement by any Investor (whether or not such Investor is a party to this Agreement).

20. Withdrawal of Nominations. The Starboard Group agrees that automatically and without any additional action by any Party, upon the execution of this Agreement by all the Parties, Starboard Value and Opportunity Master Fund Ltd irrevocably withdraws, and will be deemed to have irrevocably withdrawn, its nomination of candidates for election as directors of Company set forth in its letter to Company dated March 24, 2016 (the “Nomination Notice”).

21. Definitions. As used in this Agreement, the term (a) “Person” will be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure; (b) “Affiliate” will have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and will include Persons who become Affiliates of any Person subsequent to the date of this Agreement; (c) “Associate” will have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and will include Persons who become Associates of any Person subsequent to the date of this Agreement; (d) “Voting Securities” will mean the shares of Company’s common stock or SpinCo’s common stock, as applicable, and any other securities of Company or SpinCo entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies; (e) “business day” will mean any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of San Francisco is closed; and (f) “beneficially own,” “beneficially owned” and “beneficial ownership” will have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

22. Representations by the Starboard Group. Each member of the Starboard Group, severally and not jointly, represents that (a) its authorized signatory set forth on the signature page to this Agreement has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind such member; (b) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of such member, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) this Agreement does not and will not violate any law, any order of any court or other agency of government, its organizational documents or any provision of any agreement or other instrument to which such member or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever; and (d) as of the date of this Agreement, it has not (except as disclosed in the Nomination Notice), and during the Company Restricted Period, it will not, directly or indirectly, compensate or agree to compensate the New Directors for their service as a director of Company with any cash, securities (including, without limitation, any rights or options convertible into or exercisable for or exchangeable into securities or any profit sharing agreement or arrangement) or other form of compensation directly or indirectly related to Company or its securities (collectively, “Unpermitted Compensation Arrangements”). The Starboard Group represents and warrants that as of the date of this Agreement, Starboard’s Ownership is 16,351,960 shares of Company’s common stock.

23. Representations by Company. Company represents that this Agreement (a) has been duly authorized, executed and delivered by it and is a valid and binding obligation of Company, enforceable against Company in accordance with its terms; (b) does not require the approval of the stockholders of Company; and (c) does not and will not violate any law, any order of any court or other agency of government, Company’s certificate of incorporation or bylaws, each as amended from time to time, or any provision of any agreement or other instrument to which Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever.

24. Specific Performance. Company and the Starboard Group each acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach of this Agreement, (a) the party seeking specific performance will be entitled to seek injunctive and other equitable relief, without proof of actual damages; (b) the party against whom specific performance is sought will not plead in defense thereto that there would be an adequate remedy at law; and (c) the party against whom specific performance is sought party agrees to waive any applicable right or requirement that a bond be posted by the party seeking specific enforcement. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

25. Binding Nature; Assignment; Waiver. This Agreement and the Exhibit constitute the only agreement between the Starboard Group and Company with respect to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement binds and will inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Company nor the Starboard Group may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party. Any purported transfer requiring consent without such consent is void. No amendment, modification, supplement or waiver of any provision of this Agreement will be effective unless it is in writing and signed by the Party affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any Party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

26. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, then the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement that is held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable, and this Agreement will otherwise be construed so as to effectuate the original intention of the Parties reflected in this Agreement. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

27. Governing Law; Forum. This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware. Each of Company and the Starboard Group (a) irrevocably and unconditionally consents to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware and any appellate court thereof (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware); (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it will not bring any action relating to this Agreement or otherwise in any court other than the such courts; and (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum. The Parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in paragraph 33, or in such other manner as may be permitted by applicable law, will be valid and sufficient service thereof.

28. Waiver of Jury Trial. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. No Party will seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

29. Beneficiaries. This Agreement is solely for the benefit of the Parties and is not enforceable by any other Person, except that after the Separation Effective Time, SpinCo will be a beneficiary of this Agreement and both SpinCo and Company will be bound to this Agreement as applicable.

30. Notices. All notices, consents, requests, instructions, approvals and other communications provided for in, and all legal process in regard to, this Agreement will be in writing and will be deemed validly given, made or served if (i) given by fax, when such fax is transmitted to the fax number set forth below and the appropriate confirmation is received; or (ii) if given by any other means, when delivered in person, by overnight courier or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

(a) If to Company:

Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089
Attn:	General Counsel
Fax:	(408) 349-3510

with a copy (which will not constitute notice) to:
Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94303
Attn:	Larry W. Sonsini
Bradley L. Finkelstein
Douglas K. Schnell
Fax:	(650) 493-6811

(b) If to the Starboard Group:

Starboard Value LP 777 Third Avenue, 18th Floor New York, NY 10017
Attn:	Jeffrey C. Smith
Fax:	(212) 845-7989
with a copy (which will not constitute notice) to: Olshan Frome Wolosky LLP 1325 Avenue of the Americas New York, NY 10019
Attn:	Steve Wolosky
Andrew Freedman
Fax:	(212) 451-2222

At any time, any Party may, by notice given in accordance with this paragraph 31 to the other Party, provide updated information for notices hereunder.

31. Representation by Counsel. Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the Parties will be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation.

32. Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more textually-identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

33. Headings. The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

34. Confidentiality. The Starboard Designee may, if he wishes to do so, provide confidential information of Company that the Starboard Designee learns in his capacity as a director of Company, including, without limitation, through discussions or matters considered in meetings of the Board or its committees (collectively, “Company Confidential Information”) to the members of the Starboard Group and their legal counsel (collectively, “Starboard Representatives”), in each case solely to the extent that such Starboard Representatives need to know such information in connection with Starboard’s investment in Company. The Starboard Representatives will not use any Company Confidential Information for any purpose other than in connection with Starboard’s investment in Company. Before providing any Company Confidential Information, Starboard, on behalf of the Starboard Designee, will (a) inform such Starboard Representatives of the confidential nature of the Company Confidential Information; and (b) cause such Starboard Representatives to refrain from disclosing any Company Confidential Information to any Person by any means, or otherwise from using the information in any way other than in connection with the Starboard Group’s investment in Company. The Starboard Designee and the Starboard Group will not, without the prior written consent of Company, otherwise disclose any Company Confidential Information to any other Person.

[Signature page follows.]

If the terms of this Agreement are in accordance with your understanding, please sign below, whereupon this Agreement will constitute a binding agreement by and between us as of the Effective Date.

Very truly yours,

YAHOO! INC.

By:	/s/ Ronald S. Bell
	Name:	Ronald S. Bell
	Title:	General Counsel

ACCEPTED AND AGREED
as of the date written above:

STARBOARD VALUE LP

By:	Starboard Value GP LLC, its general partner

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

STARBOARD VALUE AND OPPORTUNITY
MASTER FUND LTD

By:	Starboard Value LP, its investment manager

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

[Signature Page to Letter Agreement]

STARBOARD VALUE AND OPPORTUNITY S LLC

By:	Starboard Value LP, its manager

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

STARBOARD PRINCIPAL CO GP LLC

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

STARBOARD VALUE GP LLC

By:	Starboard Principal Co LP, its member

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

STARBOARD PRINCIPAL CO LP

By:	Starboard Principal Co GP LLC, its general partner

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

STARBOARD VALUE AND OPPORTUNITY C LP

By:	Starboard Value R LP, its general partner

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

[Signature Page to Letter Agreement]

STARBOARD VALUE R LP

By: Starboard Value R GP LLC, its general partner

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

STARBOARD VALUE R GP LLC

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

STARBOARD LEADERS FOXTROT LLC

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

STARBOARD LEADERS FUND LP

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

STARBOARD VALUE A LP

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

STARBOARD VALUE A GP LLC

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

[Signature Page to Letter Agreement]

JEFFREY C. SMITH

/s/ Jeffrey C. Smith

MARK R. MITCHELL

/s/ Mark R. Mitchell

PETER A. FELD

/s/ Peter A. Feld

RICHARD S. HILL

/s/ Richard S. Hill

TOR BRAHAM

/s/ Tor Braham

EDDY W. HARTENSTEIN

/s/ Eddy W. Hartenstein

[Signature Page to Letter Agreement]

EXHIBIT A

Form of Press Release

Yahoo Announces Board Changes and Agreement With Starboard

Company Adds Four New Independent Directors

SUNNYVALE, Calif. – April 27, 2016 – Yahoo! Inc. (NASDAQ: YHOO) today announced that it has reached an agreement with Starboard Value LP and its affiliates (“Starboard”) under which four new independent directors, Tor R. Braham, Eddy W. Hartenstein, Richard S. Hill, and Jeffrey C. Smith, Starboard’s CEO and Chief Investment Officer, will join the board, effective immediately. Jeff Smith will also join the Strategic Review Committee. Additionally, Starboard has withdrawn its director nominees for Yahoo’s board as part of the agreement.

At the Annual Meeting, two incumbent directors will not stand for re-election, so that following the Annual Meeting the board will have 11 members.

“We are pleased to welcome these four new highly respected, independent directors to our board,” said Maynard Webb, chairman of Yahoo’s board of directors. “The additional board members will bring valuable experience and perspectives to Yahoo during this important time for our company.”

“This constructive resolution will allow management and the board to keep our focus on our extremely important objectives. Management is looking forward to working with the entire board, including the new directors, to maximize shareholder value,” said Marissa Mayer, CEO of Yahoo.

Jeff Smith said, “I am pleased that we were able to reach a constructive agreement with Yahoo to add new independent directors to the Yahoo Board. We look forward to getting started right away and working closely with management and our fellow board members with the common goal of maximizing value for all shareholders.”

New Directors

Tor R. Braham served as Managing Director and Global Head of Technology Mergers and Acquisitions for Deutsche Bank Securities from 2004 until 2012. During his career, Mr. Braham has been directly involved in negotiating or executing numerous mergers and acquisitions in the technology industry. Prior to joining Deutsche Bank, Mr. Braham served as Managing Director and Co-Head, West Coast U.S. Technology, Mergers and Acquisitions for Credit Suisse First Boston. Mr. Braham currently serves as a director of Viavi Solutions and Sigma Designs.

Eddy W. Hartenstein is a seasoned media executive with a wealth of executive experience from his time serving as CEO of the Tribune Company, Chairman and CEO of DIRECTV, and Publisher and CEO of the Los Angeles Times Media Group. Mr. Hartenstein has served as a director of Tribune Publishing Company since August 2014 and was Non-Executive Chairman until January 2016. Mr. Hartenstein served as the publisher and CEO of the Los Angeles Times Media Group from 2008 to 2014. Mr. Hartenstein currently serves as a director of SanDisk, Sirius XM Holdings, Broadcom Ltd., and Rovi Corporation.

Richard S. Hill is a seasoned senior executive and public company board member who has served as Chairman of Tessera Technologies since 2013, and who previously served as Tessera’s interim CEO. Prior to Tessera, Mr. Hill spent 20 years at Novellus Systems, a semiconductor equipment designer and manufacturer. Mr. Hill currently serves as a director of Tessera, Arrow Electronics, Cabot Microelectronics Corporation, and Autodesk.

Jeffrey C. Smith is a Managing Member, CEO, and Chief Investment Officer of Starboard. Mr. Smith has extensive experience in best-in-class corporate governance practices and significantly improving value at underperforming companies. Mr. Smith currently serves as a director of Advance Auto Parts and, until earlier this month, served as a director and Chairman of Darden Restaurants.

Committee Structure

Two current independent directors, Lee Scott and Sue James, have opted not to stand for reelection at this year’s Annual Shareholder Meeting. To ensure a smooth transition, while they’ll continue to serve on the board through that meeting, Lee and Sue have relinquished their respective committee responsibilities effective immediately to board members who will be up for reelection to serve another term.

“Sue and Lee have been exceptional board members,” said Maynard Webb. “Sue has been the longest standing member of our board and an outstanding Audit Committee chair and Lee has served honorably as chair of the Nominating and Corporate Governance Committee. The entire board and management team thank them both for their significant contributions over the years.”

Given Sue and Lee’s personal decisions not to stand for reelection, the committees have been reconstituted to transition work smoothly and to provide clarity on leadership going forward. Maynard Webb will continue to serve as Chairman of the Board. Eric Brandt will chair the Audit and Finance Committee, joined by Tom McInerney and Tor Braham. Cathy Friedman will chair the Nominating and Corporate Governance Committee, joined by Jane Shaw and Richard Hill. Tom McInerney will chair the Strategic Review Committee, joined by Jeff Smith and Eric Brandt. Finally, Jane Shaw will serve as chair of the Compensation and Leadership Development Committee, joined by Maynard Webb, Cathy Friedman, Jeff Smith and Eddy Hartenstein.

The complete agreement between Yahoo and Starboard will be included as an exhibit to the Company’s current report on Form 8-K which will be filed with the Securities and Exchange Commission.

About Yahoo

Yahoo is a guide to digital information discovery, focused on informing, connecting, and entertaining users through its search, communications, and digital content products. By creating highly personalized experiences, Yahoo helps users discover the information that matters most to them around the world — on mobile or desktop. Yahoo creates value for advertisers with a streamlined, simple advertising technology stack that leverages Yahoo’s data, content, and technology to connect advertisers with their target audiences. Yahoo is headquartered in Sunnyvale, California, and has offices located throughout the Americas, Asia Pacific (APAC) and the Europe, Middle East and Africa (EMEA) regions. For more information, visit the pressroom (pressroom.yahoo.net) or the Company’s blog (yahoo.tumblr.com).

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and fundamental approach to investing in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Yahoo

Media Relations Contact:

Rebecca Neufeld, 408-349-4040

media@yahoo-inc.com

Investor Relations Contact:

Joon Huh, 408-349-3382

investorrelations@yahoo-inc.com